UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): August 27, 2020 (August 24, 2020)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2020, Panhandle Oil and Gas Inc. (the “Company” or “Buyer”) entered into two Agreements for Purchase and Sale (collectively, the “Purchase Agreements”), (i) an Agreement for Purchase and Sale with Red Stone Resources, LLC, to acquire certain mineral and royalty assets located in Grady County, Oklahoma, for aggregate consideration of $2,400,000, comprised of $2,150,000 in cash and $250,000 of common stock of the Company, and (ii) an Agreement for Purchase and Sale with Red Stone Resources, LLC, for itself and as successor-in-interest by merger to Macedonia Minerals, LLC, a former Texas limited liability company, and Red Stone Operating, LLC, to acquire mineral and royalty assets located in Harrison, Nacogdoches, and Panola Counties, Texas, for aggregate consideration of $4,532,193, comprised of $4,282,193 in cash and $250,000 of common stock of the Company. The acquisitions include mineral and royalty assets totaling approximately 795 net royalty acres in the SCOOP and Haynesville plays.  The purchase prices under the Purchase Agreements are subject to customary adjustments, including adjustments based on due diligence. The initial closings of the acquisitions are expected to occur in early October. The acquisitions have an effective date of June 1, 2020 (except for ownership of certain wells in progress set forth in the Purchase Agreement for the Oklahoma assets, which is effective on the earlier of the date of first production or June 1, 2020).

The Purchase Agreements contain customary representations, warranties, covenants and indemnities by each of the applicable parties thereto. The parties’ obligations to close the acquisitions are subject to certain closing conditions set forth in the Purchase Agreements. There can be no assurance that the conditions to closing the acquisitions will be satisfied.

The above description of the material terms and conditions of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, which are filed as Exhibits 10.1 and 10.2 hereto.

Item 7.01	Regulation FD Disclosure.

On August 27, 2020, the Company issued a press release announcing the Company’s entry into the Purchase Agreements. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement for Purchase and Sale dated August 24, 2020, by and between Panhandle Oil and Gas Inc., as Buyer, and Red Stone Resources, LLC, as Seller (Oklahoma assets).
10.2

Agreement for Purchase and Sale dated August 24, 2020, by and among Panhandle Oil and Gas Inc., as Buyer, and Red Stone Resources, LLC, for itself and as successor-in-interest by merger to Macedonia Minerals, LLC, a former Texas limited liability company, and Red Stone Operating, LLC, as Sellers (Texas assets).

99.1	Press Release of Panhandle Oil and Gas Inc. dated August 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
President and Chief Executive Officer

DATE:	August 27, 2020